                                                                 EXHIBIT 10.1


                             MICHAEL HOLDINGS, INC.
                             1998 STOCK OPTION PLAN


         1. OBJECTIVES. This 1998 Stock Option Plan (the "Plan") is intended as an incentive to attract and retain selected employees of Michael Holdings, Inc. (the "Company") or its Affiliates, to retain and attract persons of training, experience and ability to serve as independent Directors on the Board of Directors of the Company and to provide consideration for services rendered by consultants and independent contractors for the Company and its Affiliates, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will be either incentive stock options or nonqualified stock options.

         2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                 "AFFILIATES" means any Parent Corporation or Subsidiary.

                 "BOARD" means the Board of Directors of the Company.

                 "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITTEE" means the Board or such committee of the Board as is designated by the Board to administer the Plan. At all times after the date, if any, on which the Company first registers the Common Stock under
Section 12 of the Exchange Act, the membership of the Committee shall comply with Rule 16b-3. With respect to any grant hereunder which is intended to comply with the requirements of Section 162(m) of the Code, the Committee shall consist of only "outside directors," as such term is described in Section 162(m) of the Code and the accompanying regulations.

                 "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company.

                 "DIRECTOR" means any individual serving as a member of the Board of Directors of the Company.

                 "EFFECTIVE DATE" means the date the Plan is approved by the Board of Directors of the Company.

                 "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time.

                 "FAIR MARKET VALUE" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal such securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the





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closing sales price per share of Common Stock on the Nasdaq National Market
System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board (or an Independent Third Party, should the Board elect in its sole discretion to instead utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

                 "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Company (and any transferor or transferee of Common Stock acquired upon the exercise of an Option under the Plan, if applicable) having experience in providing investment banking appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Company's independent accountants shall be deemed to satisfy the criteria for an Independent Third Party if selected by the Board for that purpose. The Board may utilize one or more Independent Third Parties.

                 "ISO" means an incentive stock option within the meaning of Code Section 422.

                 "NONEMPLOYEE DIRECTOR" means any Director who is not an employee of the Company or any Affiliate.

                 "NONQUALIFIED OPTION" means a nonqualified stock option within the meaning of Code Section 83.

                 "OPTION AGREEMENT" means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

                 "OPTIONEE" means an employee of the Company or any of its Affiliates, a consultant, independent contractor or a Nonemployee Director to whom an Option has been granted under this Plan.

                 "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                 "SUBSIDIARY" means (i) with respect to grants of Nonqualified Options, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to grants of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.




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         3.      ELIGIBILITY.  All employees of the Company and its Affiliates and all Nonemployee Directors are eligible for Options under this Plan. The Committee shall select the Optionees in the Plan from time to time by the grant of Options under the Plan. The Committee may select, by the grant of options under this Plan, certain consultants and independent contractors to be
Optionees.   The granting of Options under this Plan shall be entirely
discretionary and nothing in this Plan shall be deemed to give any employee, consultant or independent contractor of the Company or its Affiliates or any Nonemployee Director any right to participate in this Plan or to be granted an Option.

         4.      OPTION AGREEMENT.

                 (a) The Committee shall determine the type or types of Options to be granted to each Optionee under this Plan. Each Option granted hereunder shall be embodied in an Option Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Optionee and by the Chief Executive Officer or any other authorized officer of the Company for and on behalf of the Company. An Option Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of an Optionee's option rights under the Plan. Options may be granted in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Affiliates, including the plan of any acquired entity. An Option may provide for the granting or issuance of additional, replacement or alternative Options upon the occurrence of specified events, including the exercise of the original Option.

                 (b) Notwithstanding anything herein to the contrary, no Optionee may be granted Options during any three-year period exercisable for more than 60,000 shares of Common Stock under this Plan, subject to adjustment as provided in Section 14.

         5. COMMON STOCK RESERVED FOR THE PLAN. The maximum number of shares of Common Stock issuable pursuant to the exercise of Options granted under the Plan shall be 194,000 shares of Common Stock. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Shares of Common Stock subject to Options that
(i) are forfeited or terminated, (ii) expire unexercised, (iii) are settled in cash in lieu of Common Stock, or (iv) are exchanged for Common Stock owned by the Optionee upon exercise of an Option, shall immediately become available for the granting of Options. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

          6. ADMINISTRATION. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion but subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company, provide for the extension of the exercisability of an Option, accelerate the





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vesting or exercisability of an Option, eliminate or make less restrictive any restrictions contained in an Option, waive any restriction or other provision of this Plan or an Option or otherwise amend or modify an Option in any manner that is either (a) not adverse to the Optionee holding such Option or (b) consented to by such Optionee, including (in either case) an amendment or modification that may result in an ISO's losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of
Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

          7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Options to, or take other action with respect to, Optionees who are subject to Section 16 of the Exchange Act or who are "covered employees," as that term is defined under Section 162(m) of the Code.

         8. STOCK OPTIONS. Only employees of the Company or an Affiliate may receive grants of ISOs. Employees, consultants, independent contractors and Nonemployee Directors may receive grants of Nonqualified Options.

                 (a) INCENTIVE STOCK OPTIONS. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at an exercise price specified by the Committee in the Option Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the grant date; provided, however, that the exercise price of an ISO may not be less than 110% of such Fair Market Value if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate. Each ISO shall expire not later than ten years after the grant date (or not later than five years after the grant date if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate), with the expiration date to be specified by the Committee in the Option Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Section 422 of the Code. Pursuant to the ISO requirements of Code Section 422, notwithstanding anything herein to the contrary, (a) no ISO can be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan, and (b) no Optionee may be granted an ISO to the extent that, upon the grant of the ISO, the aggregate Fair Market Value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs (including Options hereunder) are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Affiliate) would exceed $100,000.

                 (b) NONQUALIFIED OPTIONS. A Nonqualified Option shall consist of a right to purchase a specified number of shares of Common Stock at an exercise price specified by





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the Committee in the Option Agreement or otherwise.  Each Option shall expire not later than ten years after the grant date, with the expiration date to be specified by the Committee in the Option Agreement.

         9.      EXERCISE OF OPTIONS.

                 (a) Options granted to employees, consultants, independent contractors and Nonemployee Directors shall be exercisable in accordance with the terms of the applicable Option Agreement.

                 (b) Except as otherwise provided in Section 13, an Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

                 (c) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable (i) in cash, (ii) if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Option, valued at Fair Market Value on the date of exercise, or (iii) any combination thereof. The Committee may provide for procedures to permit the exercise or purchase of Options by (a) loans from the Company or (b) use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Option. No holder of an Option shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

         10. SHAREHOLDERS' AGREEMENT. As a condition to receiving shares of Common Stock upon exercise of an Option, the Optionee must execute the Shareholders' Agreement then in effect, if any, among the shareholders of the Company.

         11. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes with respect to each Option and withhold, at the time of delivery of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Option with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the Committee determines that tax withholding is required to be made.

         12. TERMINATION OF EMPLOYMENT OR TERMINATION OF DIRECTOR STATUS. Upon the termination of employment for any reason of an Optionee who is an employee of the Company or any Affiliate, the termination of service for any reason of an Optionee who is a consultant or independent contractor of the Company or any Affiliates, or in the event any Optionee who is a Nonemployee Director ceases to be a Director, any unexercised Options shall be treated as provided in the specific Option Agreement evidencing the Option. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Option for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of an Option, eliminate or make less restrictive any restrictions contained in an Option, waive any restriction or other provision





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of this Plan or an Option or otherwise amend or modify the Option in any manner that is either (a) not adverse to such Optionee or (b) consented to by such Optionee.

         13. ASSIGNABILITY. Except as otherwise provided herein or as provided in the Option Agreement, no Option granted under this Plan shall be assignable or otherwise transferable by the Optionee (or his or her authorized legal representative) during the Optionee's lifetime and, after the death of the Optionee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the United States Employee Retirement Income Security Act of 1974, as amended); and any attempted assignment or transfer in violation of this Section 13(b) shall be null and void. Upon the Optionee's death, the personal representative or other person entitled to succeed to the rights of the Optionee (the "Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to exercise the Option under the Optionee's will or under the applicable laws of descent and distribution.

                 Subject to approval by the Committee in its sole discretion, all or a portion of the Nonqualified Options granted to an Optionee under the Plan may be transferable by the Optionee to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), (iii) a partnership or partnerships, or limited liability company, in which such Immediate Family Members or Immediate Family Member Trusts have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"), (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code, (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code, and/or (vi) upon approval by the Committee, any other persons or entities, including an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, professional corporation, trust, estate, custodian, trustee, executor, administrator, nominee, charity or other entity in its own or a representative capacity; provided that the Option Agreement pursuant to which such Options are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as described above), unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Company, in the form and manner prescribed by the Company. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Optionee" shall be deemed to refer to the transferee. The events of termination of service in Section 12 shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 12 or the Option Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The designation by an Optionee of a beneficiary will not constitute a transfer of the Option.





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         14.     ADJUSTMENTS; CHANGE IN CONTROL.

                 (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the shares of Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                 (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock (including by way of stock split or reverse split) or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee shall adjust proportionally: (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Options; (ii) the exercise price of such Options; (iii) the number of shares to be subject to future Options; (iv) the appropriate Fair Market Value and other price determinations for such Options; and (v) the maximum number of shares that may be granted to an Optionee under Section 4(b).. In the event of any other recapitalization or capital reorganization of the Company, consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the shares of Common Stock or any distribution to holders of shares of Common Stock of securities or property (other than normal cash dividends or dividends payable in shares of Common Stock), the Committee shall make such adjustments or other provisions to outstanding Options as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the Optionees and preserve, without exceeding, the value of the Options.

         In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Options for previously issued Options or an assumption of previously issued Options as a part of such adjustment; (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Options and the termination of Options that remain unexercised at the time of such transaction; or (iii) to provide for the acceleration of the vesting and exercisability of the Options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Optionee and the Committee.

                 (c) If so provided in the Option Agreement, an Option shall become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred:

                          (i) prior to the closing of an initial public
offering (an "IPO") of shares of capital stock of the Company, (A) a complete sale of the Company's assets or a complete





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liquidation of the Company, or (B) any other event that the Committee determines to be a Change in Control; and

                          (ii) subsequent to the closing of an IPO of the
Company, (A) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (B) the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (C) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Exchange Act or any "group" (as such term is used in Rule 13d-5 promulgated under the Exchange Act), other than the Company, any successor of the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the Company's then outstanding securities having the right to vote in the election of directors, (D) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, or (E) there shall occur any other event which the Committee determines to be a Change in Control.

         15. RESTRICTIONS. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Common Stock under such Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and





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
other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

         16. AMENDMENTS OR TERMINATION. Subject to the limitations set forth in this Section 16, the Board may at any time and from time to time, without the consent of the Optionees, alter, amend, revise, suspend, or terminate the Plan in whole or in part. In the event of any such amendment to the Plan, the holder of any Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 16 shall adversely affect any rights of Optionees or obligations of the Company to Optionees with respect to any Options theretofore granted under the Plan without the consent of the affected Optionee.

         Notwithstanding the foregoing, no amendment or modification shall be made, without the approval of the shareholders of the Company:

                 (i) Which would increase the total number of shares reserved for the purposes of the Plan under Section 5, except as provided in Section 14; or

                 (ii) To the extent shareholder approval is otherwise required by applicable legal requirements or applicable stock exchange regulations.

Any amendment or modification to the Plan shall also be subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company.

         17. UNFUNDED PLAN. Insofar as it provides for awards of Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees who are entitled to Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Optionee with respect to a grant of Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Option Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. NO EMPLOYMENT GUARANTEED; NO ELECTION AS DIRECTOR GUARANTEED. No provision of this Plan or any Option Agreement hereunder shall confer any right upon any employee, consultant or independent contractor to continued employment or service with the





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Company or any Affiliate.  In addition, the granting of any Option shall not impose upon the Company, the Board or any other Directors of the Company any obligation to nominate any Nonemployee Director for election as a director and the right of the shareholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

         19. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or applicable securities laws, shall be governed by and construed in accordance with the laws of the State of Texas.

         20. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders held on or before the date one year after the Effective Date. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Options hereunder shall be null and void.

                 Attested to by the Secretary of Michael Holdings, Inc. as adopted by the Board of Directors of Michael Holdings, Inc. effective as of the 27th day of March, 1998 (the "Effective Date"), and approved by shareholders of Michael Holdings, Inc. on the 27th day of March, 1998.


                                        /s/ SCOTT SAMPSELL
                                        ----------------------------------------
                                        Scott Sampsell, Secretary
                                        Michael Holdings, Inc.






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